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                                                                      EXHIBIT 25

                               Power of Attorney
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                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS:

     WHEREAS, Mycogen Corporation (the "Corporation") intends to file a Registration Statement of Form S-8, regarding the registration of shares reserved for issuance under the Corporation's 1995 Employee Stock Purchase Plan, with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended.

     WHEREAS, the undersigned are directors of the Corporation.

     NOW, THEREFORE, the undersigned hereby constitute and appoint Jerry Caulder, Carlton J. Eibl, James A. Baumker, or any of them, as their attorneys-in-fact to act in their place and stead and to execute and to file such Registration Statement and any amendments or supplements thereto, giving and granting to said attorneys full power and authority to do and perform each and every act whatsoever requisite and necessary to be done in and about the premises, with full power of substitution, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, and hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 9th day of February, 1996.


 /s/ Thomas J. Cable
--------------------
(Thomas J. Cable)

 /s/ George R. Hill
-------------------
(George R. Hill)

 /s/ Kenneth H. Hopping
-----------------------
(Kenneth H. Hopping)

/s/ David H. Rammler
--------------------
(David H. Rammler)

 /s/ A. John Speziale
---------------------
(A. John Speziale)